Business Outsourcing Agreement

AIS Japan Co., Ltd. (hereinafter referred to as “Party A”) and ROGYX CO.LTD (hereinafter referred to as “Party B”) hereby enter into a business outsourcing agreement (hereinafter referred to as “this Agreement”) as follows.

Article 1 (Scope of Outsourced Services)

The services (hereinafter referred to as the “Outsourced Services”) provided by Party B to Party A under this Agreement shall be as follows:

(1) Product research and development and product design services

(2) Securing and maintaining research and development facilities

(3) Support for planning product development activities

(4) All other services related to the foregoing items

Article 2 (Term of Agreement)

1. The term of this Agreement shall be one year from the date of execution. However, unless either Party makes a specific request at least one month prior to the expiration of the term, this Agreement shall be automatically extended for one year, and so on thereafter.

2. Either Party may terminate this Agreement at any time during the term specified in the preceding paragraph by giving the other Party one month's prior notice. The other Party shall not be entitled to claim compensation for damages resulting from such termination.

3. Articles 5 through 7 and Article 10 shall remain in effect even after the termination of this Agreement.

Article 3 (Remuneration and Payment Schedule)

1. Party A shall pay Party B the following monthly fees as remuneration for the commissioned work. However, the monthly remuneration may be increased or decreased if separately agreed upon by both Parties.

SEIKAI Development Fee: JPY 7,810,00 (tax included)

Maintenance Fee: JPY 2,035,000 (tax included)

Support Fee: JPY 99,000 (tax included)

2. Party A shall pay the amounts specified in the preceding paragraph to Party B by wire transfer to the financial institution account designated by Party B. Party A shall bear any transfer fees.

3. If remuneration is to be paid separately from the remuneration specified in Paragraph 1, it shall be determined through separate consultation between Party A and Party B.

Article 4 (Ownership of Intellectual Property)

All copyrights in works created during the course of the commissioned work (including rights under Articles 27 and 28 of the Copyright Act), as well as all intellectual property rights pertaining to inventions, other intellectual property, or know-how arising during the course of the commissioned work, shall belong to Party A.

Article 5 (Confidentiality)

1. For the purposes of this Agreement, “Confidential Information” means all technical and business secrets of Party A or Party B that become known to the other party in connection with this Agreement, and information concerning the details of transactions between Party A and Party B. However, the following shall not be deemed Confidential Information:

(1) Information already possessed by the Party prior to receiving it from the other Party;

(2) Information already publicly known prior to receiving it from the other Party;

(3) Information that becomes publicly known after receiving it from the other Party, through no fault of the receiving Party;

(4) Information obtained from a third party with legitimate authority, without any obligation of confidentiality.

2. “Personal Information” under this Agreement means information as defined in Article 2, Paragraph 1 of the Act on the Protection of Personal Information.

3. Party A and Party B shall keep confidential any confidential information and personal information received from the other party strictly secret and shall manage and store it with the care of a prudent manager.

4. Party A and Party B shall not use confidential information or personal information for any purpose other than the execution of this transaction.

5. Party A and Party B shall obtain the prior written consent of the other party before disclosing all or part of the Confidential Information or Personal Information to a third party for the purpose of performing the entrusted work. Furthermore, the scope of disclosure shall be limited to the minimum necessary extent, and Party A or Party B shall supervise and take other necessary measures with respect to such third party.

6. Should Party A or Party B receive a request to disclose Confidential Information or Personal Information pursuant to laws, regulations, or orders/dispositions from government agencies or courts, they may disclose such Confidential Information or Personal Information only to the minimum extent necessary and for the minimum necessary purpose to comply with the disclosure request. In such cases, they shall notify the other party of the disclosure as soon as possible.

Article 6 (Damages)

If Party A or Party B causes damage to the other party due to reasons attributable to itself, it shall promptly compensate for such damage.

Article 7 (Prohibition on Assignment of Rights and Obligations)

Party A and Party B shall not assign, transfer, pledge as collateral, or otherwise dispose of their status as a party to this Agreement or any rights or obligations arising from this Agreement to any third party without the prior written consent of the other party.

Article 8 (Termination of Agreement)

1. Either Party may immediately terminate this Agreement in whole or in part without prior notice if the other Party falls under any of the following items:

(1) The other Party violates this Agreement and fails to remedy such violation despite being given a reasonable period to do so upon request.

(2) When the other party engages in conduct damaging the other party's credit, reputation, or mutual trust relationship

(3) When a petition is filed for commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or other insolvency proceedings

(4) When a seizure, provisional seizure, provisional disposition, petition for auction, tax delinquency disposition, or other similar procedure is initiated

(5) When the other party ceases payments or becomes insolvent, or when a bill of exchange or check is dishonored, resulting in suspension of banking transactions by a clearinghouse

(6) When the other party merges, dissolves, liquidates, transfers all or a significant part of its business to a third party, or attempts to do so

(7) When other circumstances similar to the foregoing items exist

2. Termination based on the preceding paragraph shall not preclude claims for damages against the other party.

Article 9 (Exclusion of Antisocial Forces)

1. Party A and Party B each warrant to the other party the following matters:

(1) That they themselves are not a gang, gang member, quasi-gang member, gang-related individual, corporate extortionist, or other antisocial force (hereinafter collectively referred to as “Antisocial Forces”)

(2) That their officers are not Antisocial Forces

(3) That they are not entering into this Agreement by allowing anti-social forces to use their name.

(4) That they are not involved in providing funds or other benefits to anti-social forces.

(5) That they do not have any socially reprehensible relationship with anti-social forces.

(6) That they will not, either themselves or through a third party, engage in the following acts concerning this Agreement:

a) Threatening or violent acts or speech directed at the other party.

b) Acts that obstruct the other party's business or damage their credibility through fraud or coercion

2. Party A and Party B may terminate this Agreement without any prior notice if the other party falls under any of the following items:

(1) If it is discovered that the other party has violated any of the affirmations in the preceding paragraph (1) to (5)

(2) If the other party has committed an act violating the affirmation in the preceding paragraph (6)

Article 10 (Agreed Jurisdiction)

Party A and Party B agree that the Tokyo District Court shall be the exclusive agreed court of first instance for any disputes arising from this Agreement.

To attest to the formation of this Agreement, two copies of this document have been prepared. Each party shall sign and affix their seal to their respective copy, and each shall retain one copy.

August 1, 2025

Party A (Address) 3-5-2-205, Kojimachi, Chiyoda-ku, Tokyo

(Name) AIS Japan Co., Ltd.

Representative Director: Ryohei Uetaki

Party B (Address) 2-2-3-2F, Marunouchi, Chiyoda-ku, Tokyo

(Name) ROGYX CO.LTD.

Representative Director: Hirotomo Nagao